Exhibit 10.7

VERMILLION, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

____________________________

Stock Option Award Agreement

____________________________

You are hereby awarded this stock option (the “Option”) to purchase Shares of Vermillion, Inc. (the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement”) and in Amended and Restated Vermillion, Inc. 2010 Stock Incentive Plan (the “Plan”).  A copy of the Plan is attached as Exhibit A.  Terms below that begin with capital letters have the special meaning set forth in the Plan or in this Award Agreement.

This Award is conditioned on your execution of this Award Agreement within Thirty (30) days after the Grant Date specified in Section 1 below.  By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below.    As a result, you should not execute this Award Agreement until you have carefully considered the terms and conditions of the Plan and this Award, plus the information disclosed within the attached Plan prospectus, and consulted with your personal legal and tax advisors about all of these documents.

1. Specific Terms. Your Option has the following terms:
XXXX
Name of Participant	XX
Type of Option:	Incentive Stock Option (ISO) XX Shares Non-Incentive Stock Option (non-ISO)
Grant Date:	XX
Expiration Date:	The earlier of (i) 10 years after Grant Date, at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date, and (ii) thirty days after the termination of your Continuous Service.
Exercise Price:	U.S. $X.XX per Share.

Number of Shares subject to this Award:	XX
Dividend Equivalent Rights	Not applicable to this Award.
Vesting:

The portion of your Option that is an ISO will vest with respect to XX Shares on XX, and with respect to an additional XX Shares equally on each of the next XX anniversary dates thereafter.

In all cases, vesting of your ISO or Non-Incentive Stock Option will only occur on a particular date if your Continuous Service has not ended before the particular vesting date (subject to the terms of any employment agreement between you and the Company).

Recapture and Recoupment	Section 14 of the Plan shall apply re Termination, Rescission, and Recapture of this Award. Section 15 shall apply re Recoupment of this Award.

2. Manner of Exercise.  This Option shall be exercised in the manner set forth in the Plan, using the exercise form attached hereto as Exhibit B.  The amount of Shares for which this Option may be exercised is cumulative; that is, if you fail to exercise this Option for all of the Shares vested under this Option during any period set forth above, then any Shares subject hereto that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of this Option pursuant to Sections 1 and 4 of this Award Agreement and the terms of the Plan.  Fractional Shares may not be purchased.

3. Special ISO Provisions.  If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO.  If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

4. Termination of Continuous Service.  Subject to the terms of any employment agreement between you and the Company (and/or any Affiliate) that is in effect when your Continuous Service terminates, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the terms of Section 1 above, on or before your Continuous Service ends.

5. Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest if any, in this Award and any underlying Shares.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

6. Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as hereinafter provided.

7. Taxes.  Except to the extent otherwise specifically provided in an employment or consulting agreement between you and your employer, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

8. Not a Contract of Employment.  By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

9. Investment Purposes. By executing this Award Agreement, you represent and warrant that any Shares issued to you pursuant to your Option will be held for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an intent in participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

10. Securities Law Restrictions.  Regardless of whether the offering and sale of this Option or Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

11. Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope or intent of this Award Agreement or any provision hereof.

12. Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13. Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

14. Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

15. Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

16. Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 18 of the Plan.

17. Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

18. Governing Law.  The laws of the State of California shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

VERMILLION, INC.

By:

Name:

Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

Exhibit A

VERMILLION, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

____________________________

Plan Document

____________________________

Intentionally omitted

Exhibit B

VERMILLION, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

__________________________________________

Form of Exercise of Stock Option Award Agreement

___________________________________________

Vermillion, Inc.

[Company Address]

Attention:  _______________________

Dear Sir or Madam:

The undersigned elects to exercise his/her Option to purchase _____ shares of Common Stock of Vermillion, Inc. (the “Company”) under and pursuant to a Stock Option Agreement dated as of ______________.

1. Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock owned by the undersigned, valued at the closing sale price of the stock on the business day prior to the date of exercise, as follows:

$____________in cash or check

$____________in the form of ____ shares of Common Stock,

valued at $___________ per share

$                    Total

2. The undersigned elects a net exercise, hereby authorizing the Company to withhold from the shares otherwise subject to this Option a number of shares sufficient to cover the exercise price and minimum statutory withholding taxes payable pursuant to this exercise.

If method 1 is chosen, the name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number

Very truly yours,

_________________

DateOptionee

*The Committee must approve this method in writing before your election

Exhibit C

VERMILLION, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

_________________________________

Designation of Death Beneficiary

_________________________________

In connection with the Awards designated below that I have received pursuant to the Amended and Restated Vermillion, Inc. 2010 Stock Incentive Plan (the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:__________________

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

any Award that I have received or ever receive under the Plan.

the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:

Name of Participant: